SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2006
ORBITAL SCIENCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14279	06-1209561

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21839 Atlantic Boulevard, Dulles, Virginia 20166

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (703) 406-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
2006 Management Incentive Plan
      On February 24, 2006, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of Orbital Sciences Corporation (the “Company”) approved the 2006 Management Incentive Plan (“2006 MIP”), which establishes the criteria pursuant to which 2006 cash bonuses will be determined to be paid to certain of the Company’s employees, including the named officers. Financial targets for the entire year and operational goals for the first half of the year were set at that time. Specific operational goals for the second half of the year will be reviewed and adopted by the Committee later in the year. Under the 2006 MIP, target bonuses are equal to a percentage of the named officer’s base salary, as follows:

Title	2006 Target Bonus (% of Base Salary)*
Chief Executive Officer	90%
President and Chief Operating Officer; Chief Financial Officer	80%
Executive Vice President	50%

*	Bonus opportunity could be as high as 125% of target bonus percentage based upon special individual achievements.

      The 2006 bonuses for the Chief Executive Officer, the President and Chief Operating Officer, and the Chief Financial Officer, will be based upon the Company's annual consolidated financial results (weighted 75%) and corporate operational performance (weighted 25%). Financial performance is measured based upon established targets for each of free cash flow (weighted 25%), pre-tax net income (weighted 30%), revenues (weighted 25%) and firm backlog (weighted 20%). Corporate operational performance is measured based on the level of achievement of corporate-level goals relating to areas such as company-wide technical and business operations.
      The 2006 bonuses for the other named officers, each of whom is the General Manager for a business unit, will be based on the business unit’s annual financial results (weighted 45%), the Company's annual consolidated financial results (weighted 30%), and the business unit’s operational performance (weighted 25%). The business unit’s financial performance is measured based upon established targets for each of free cash flow (weighted 25%), operating income (weighted 30%), revenues (weighted 25%) and firm backlog (weighted 20%). The Company’s financial performance is measured based upon the targets described in the paragraph above. Business unit operational performance is measured based on the level of achievement of specific business-oriented goals, such as successful mission performance, keeping programs on schedule and within budget, and winning new business.

Special Cash Bonus
      On February 24, 2006, the Committee approved the award of a $40,000 special cash bonus to Ronald J. Grabe, Executive Vice President and General Manager, Launch Systems Group, in recognition of his long-term relocation to the Company’s Chandler, Arizona facility. This bonus will be paid in two $20,000 increments, one in 2006 and one in 2007.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL SCIENCES CORPORATION (Registrant)

Date: March 2, 2006	By:	/s/ David W. Thompson

David W. Thompson
Chairman and Chief Executive Officer

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